UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2004

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 BERING DRIVE
SAN JOSE, CALIFORNIA
95131

(Address of Principal Executive Offices) (Zip Code)

(408) 434-0110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On November 30, 2004, Synaptics Incorporated (the “Company”) executed a Loan Modification Agreement (the “Agreement”) effective as of November 28, 2004, which amended its senior credit facility with Silicon Valley Bank to increase the amount available under the credit line from $10,000,000 to $15,000,000. The Agreement modifies a Loan and Security Agreement dated as of August 30, 2001, as amended from time to time (the “Loan and Security Agreement”). Pursuant to the Loan and Security Agreement, the Company has granted a security interest to Silicon Valley Bank in all of the Company’s goods, equipment, contract rights, intangibles, accounts, and cash now owned or later acquired, other than patents and certain other intellectual property rights. The Company currently has no outstanding indebtedness under this credit facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number
10.16	Loan and Security Agreement, dated as of August 30, 2001, by and between the Registrant and Silicon Valley Bank, as amended through November 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: December 3, 2004	By:	/s/ Russ J. Knittel
Russ J. Knittel
Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

10.16	Loan and Security Agreement, dated as of August 30, 2001, by and between the Registrant and Silicon Valley Bank, as amended through November 30, 2004